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Pricing Supplement No. 3                                        Rule 424(b)(2)
(To Prospectus dated October 13, 1998               Registration No. 333-65347
and Prospectus Supplement dated
April 15, 1999)

Dated:  July 14, 1999

                           DAYTON HUDSON CORPORATION
                          MEDIUM-TERM NOTES, SERIES I
                              FLOATING RATE NOTES

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Principal Amount:  $25,000,000                                          Spread:  +12 basis points

Issue Price (Dollar Amount and Percentage of Principal)
    Amount:  $25,000,000 / 100%

Original Issue Date:  July 16, 1999

Stated Maturity Date:  July 16, 2001                                    Agent:  J.P. Morgan & Co.

Base Rate:  LIBOR Telerate                                              Agent's Commission/Discount:  0.250%

--Index Currency: U.S. dollars

Initial Interest Rate: 5.43%
Regular Record Dates: Fifteenth calendar day prior to Interest
                      Payment Date

Interest Payment Dates:  October 16, January 16, April 16 and July 16

Interest Reset Dates:  October 16, January 16, April 16 and July 16

Interest Reset Period:  Quarterly

Initial Interest Reset Date:  October 16, 1999

Index Maturity:  3 months

Other Terms: Settlement is T+2

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